                                                                    Exhibit 5.01
                       Robinson, Bradshaw & Hinson, P.A.
                                Attorneys at Law
                       101 North Tryon Street, Suite 1900
                        Charlotte, North Carolina 28246
                            Telephone (704)377-2536
                               Fax (704)378-4000





                                  June 19, 2001

Caraustar Industries, Inc.
3100 Joe Jerkins Boulevard
Austell, Georgia 30106-3227

         Re:      Registration Statement on Form S-4
                  SEC File No. 333-60182

Ladies and Gentlemen:

         We have acted as counsel to Caraustar Industries, Inc., a North Carolina corporation (the "Company"), and to the subsidiaries of the Company identified on Schedule 1 hereto (collectively, the "Guarantors"), in connection with the above-referenced Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance by the Company of $29 million aggregate principal amount of the Company's 7 1/4% Senior Exchange Notes due 2010 and $285 million aggregate principal amount of the Company's 9 7/8% Senior Subordinated Exchange Notes due 2011 (collectively, the "Exchange Securities") and the issuance by the Guarantors of guarantees (the "Exchange Guarantees"), with respect to the Exchange Securities. The Exchange Securities and Exchange Guarantees will be issued under indentures (collectively, the "Indentures"), dated as of March 29, 2001, between the Company, the Guarantors, and The Bank of New York, as Trustee. The Exchange Securities will be offered by the Company in exchange for an equivalent principal amount of the Company's currently outstanding 7 1/4% Senior Notes due 2010 and 9 7/8% Senior Notes due 2011.

         In connection with the opinions set forth below, we have examined the Registration Statement and Indentures. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments or other documents as we have deemed necessary or appropriate. In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or photostatic copies, and the authenticity of originals of such latter documents. As to certain various factual matters relevant to the opinions set forth below, we have relied upon certificates and oral and written statements and representations of public officials and officers of the Company and the Guarantors, and we have not undertaken any independent investigation to determine the existence or absence of any such facts. We also have assumed that the Indentures are the valid and legally binding obligations of the Trustee.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

         1. When the Exchange Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indentures upon the exchange, the Exchange Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

         2. When the Exchange Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indentures upon the exchange and the Exchange Guarantees have been duly issued, the Exchange Guarantees will constitute valid and legally binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms.

         Our opinions set forth above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

         We render no opinion herein as to matters involving the laws of any jurisdiction other than the States of North Carolina and New York, the federal law of the United States and, to the extent applicable to our opinions expressed in paragraph 2 above, the corporation, limited liability or partnership laws (as applicable), of each jurisdiction identified on Schedule 1 hereto with respect to each Guarantor, in each case as in effect on the date hereof.

         This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

         We hereby consent to the reference of our firm under the heading "Legal Matters" in the Registration Statement and to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.


                                     Very truly yours,

                                     ROBINSON, BRADSHAW & HINSON, P.A.

                                     /s/ Robinson, Bradshaw & Hinson, P.A.

                                   Schedule 1

                              Subsidiary Guarantors

                                                                     State of Incorporation/
      Name of Subsidiary                                                  Formation
      ------------------                                             -----------------------
Austell Box Board Corporation                                            Georgia
Austell Holding Company, LLC                                             Georgia
Buffalo Paperboard Corporation                                           New York
Camden Paperboard Corporation                                            New Jersey
Caraustar, G.P. (a general partnership)                                  South Carolina
Caraustar Custom Packaging Group, Inc.                                   Delaware
Caraustar Custom Packaging Group (Maryland), Inc.                        Maryland
Caraustar Industrial & Consumer Products Group, Inc.                     Delaware
Caraustar Paperboard Corporation (name change to Caraustar Mill
Group, Inc. pending)                                                     Ohio
Caraustar Recovered Fiber Group, Inc.                                    Delaware
Carolina Component Concepts, Inc.                                        North Carolina
Carolina Converting Incorporated                                         North Carolina
Carolina Paper Board Corporation                                         North Carolina
Carotell Paper Board Corporation                                         South Carolina
Chattanooga Paperboard Corporation                                       Tennessee
Chicago Paperboard Corporation                                           Illinois
Cincinnati Paperboard Corporation                                        Ohio
Columbus Recycling, Inc.                                                 Georgia
Federal Transport, Inc.                                                  Ohio
Gypsum MGC, Inc.                                                         Delaware
Halifax Paper Board Company, Inc.                                        North Carolina
McQueeney Gypsum Company                                                 Delaware
McQueeny Gypsum Company, LLC                                             Delaware
New Austell Box Board Company                                            Georgia
Paper Recycling, Inc.                                                    Georgia
PBL Inc.                                                                 Delaware
Reading Paperboard Corporation                                           Pennsylvania
Richmond Paperboard Corporation                                          Virginia
Sprague Paperboard, Inc.                                                 Connecticut
Sweetwater Paper Board Company, Inc.                                     Georgia